Exhibit 99.2

WidePoint Reports First Quarter 2021 Financial Results

Sequential Growth in Managed Services Revenues Helps Drive Gross Margins to 22.8%

FAIRFAX, VA / ACCESSWIRE / May 14, 2021 / WidePoint Corporation (NYSE American:WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management (IdM) and Digital Billing & Analytics solutions, today reported results for the first quarter ended March 31, 2021.

First Quarter 2021 and Recent Operational Highlights

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Received the first task orders under the Department of Homeland Security Cellular Wireless Management Services 2.0 contract, which were valued at $86 million in aggregate
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Successfully on-boarded the DHS Cybersecurity and Infrastructure Security Agency (CISA)
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Recognized by the International Organization for Standardization (ISO) for quality, environmental, and occupational health and safety
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Awarded three new Identity Management contracts, including a deployment with a Fortune Global 500 corporation, increasing WidePoint's commercial footprint as well as the Company's secure digital certificates into a new U.S. federal agency
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Number of U.S. Department of Defense secure digital certificates issued increased 8% sequentially from the fourth quarter of 2020
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Recognized as honorable mention vendor in the 2021 Gartner Magic Quadrant for Managed Mobility Services, Global

First Quarter 2021 Financial Highlights:

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Revenues were $20.7 million
●
Managed Services revenue increased sequentially to $9.3 million
●
Gross margin improved to 22.8%
●
Net income improved to $585,000, or $0.06 per diluted share
●
EBITDA, a non-GAAP financial measure, was $1.0 million
●
Adjusted EBITDA, a non-GAAP financial measure, was $1.2 million
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As of March 31, 2021, cash increased to $17.1 million

Management Commentary

"After completing what was, by many metrics, the most successful year in WidePoint's history, we entered 2021 with solid momentum and with an intense focus on maintaining and ultimately growing our profitability," said WidePoint's CEO, Jin Kang. "In the first quarter, we grew our high margin Managed Services revenues sequentially to $9.3 million, while our low margin Carrier Services revenues decreased due to our work on the 2020 Census winding down as well as the residual effects of a carrier credit from last quarter. Carrier credits occur frequently in the normal course of our business as we occasionally find that a carrier has overcharged one of our clients. In this instance, we found the miscalculation and were able to save one of our prominent clients $2.6 million in expenses, which is reflected in our results as a decrease in Carrier Services, but which has no impact on our profitability. With Carrier Services revenues decreasing and gross profit staying fairly stable at $4.7 million, we improved our gross margins to 22.8%. We also increased our cash position to $17.1 million as we generated positive cash flows from operations and leveraged our at-the-market offering in January to better prepare WidePoint for growth opportunities.

"The financial results of the first quarter demonstrate that WidePoint has a solid base from which we can continue to build and expand our profitability. With tailwinds from the increasing complex mobile landscape, the growing need to secure mobile devices, and the return to more in person work expanding our pipeline, we are optimistic that we are in a healthy and strong position to continue driving the business's profitable growth over the long-run."

First Quarter 2021 Financial Summary
(In millions, except per share amounts)	March 31, 2021	March 31, 2020
	(Unaudited)

Revenue	$20.7	$39.7
Gross Profit	$4.7	$5.0
Gross Profit Margin	22.8%	12.5%
Operating Expenses	$4.0	$4.2
Income from Operations	$0.7	$0.7
Net Income	$0.6	$0.5
Basic Earnings per Share (EPS)	$0.07	$0.06
Diluted Earnings per Share (EPS)	$0.06	$0.06
Adjusted EBITDA	$1.2	$1.4

Financial Outlook

Due to the large, short-term changes in WidePoint's financial performance from the 2020 Census project, the Company believes comparing 2021 expectations to 2020 results, excluding the 2020 Census project, may provide a more objective analysis of the Company's anticipated performance. For the fiscal year 2021, the Company currently expects revenues of approximately $103 million, adjusted EBITDA of $4.3 million, and EPS of $0.12 per diluted share, based on 9,128,000 shares outstanding. Excluding WidePoint's work on the 2020 Census project, the Company's expectations reflect revenue growth of approximately 16% year-over-year and adjusted EBITDA consistent with fiscal year 2020. The Company's financial outlook is based on current expectations and actual results could differ materially depending on market conditions and the factors set forth under the "Safe Harbor Statement" below.

Conference Call

WidePoint management will hold a conference call today (May 14, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint's President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: 888-506-0062
International number: 973-528-0011
Passcode: 862059

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 28, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 40863

About WidePoint

WidePoint Corporation (NYSE American:WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED
	MARCH 31,
	2021	2020

NET INCOME (LOSS)	$585,400	$483,900
Adjustments to reconcile net (loss) income to EBITDA:

Depreciation and amortization	370,000	422,800
Amortization of deferred financing costs	-	1,300
Income tax provision (benefit)	23,500	177,200
Interest income	(2,400)	(3,100)
Interest expense	71,000	80,800

EBITDA	$1,047,500	$1,162,900
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:

Provision for doubtful accounts	(200)	-
Stock-based compensation expense	182,800	281,400

Adjusted EBITDA	$1,230,100	$1,444,300

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of the COVID-19 pandemic on our business and operations; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:

Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2021	2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,058,363	$15,996,749
Accounts receivable, net of allowance for doubtful accounts
of $111,054 and $114,169 in 2021 and 2020, respectively	19,214,216	35,882,661
Unbilled accounts receivable	10,017,255	13,848,726
Other current assets	1,692,695	1,763,633

Total current assets	47,982,529	67,491,769

NONCURRENT ASSETS
Property and equipment, net	565,535	573,039
Operating lease right of use asset, net	5,917,435	6,095,376
Intangibles, net	2,134,193	2,187,503
Goodwill	18,555,578	18,555,578
Deferred tax asset	5,621,373	5,606,079
Other long-term assets	1,312,402	815,007

Total assets	$82,089,045	$101,324,351

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$19,586,553	$36,221,981
Accrued expenses	11,354,080	15,626,313
Deferred revenue	1,875,353	2,016,282
Current portion of operating lease liabilities	582,058	577,855
Current portion of other term obligations		-

Total current liabilities	33,398,044	54,442,431

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,784,592	5,931,788
Other liabilities	246,037	-
Deferred revenue, net of current portion	437,578	398,409

Total liabilities	39,866,251	60,772,628

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares
authorized; 9,071,352 and 8,876,515
shares issued outstanding, respectively	9,071	8,876
Additional paid-in capital	101,645,142	100,504,741
Accumulated other comprehensive loss	(159,564)	(104,615)
Accumulated deficit	(59,271,855)	(59,857,279)

Total stockholders' equity	42,222,794	40,551,723

Total liabilities and stockholders' equity	$82,089,045	$101,324,351

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2021	2020

REVENUES	$20,650,843	$39,665,356
COST OF REVENUES (including amortization and depreciation of
$119,083 and $159,618, respectively)	15,934,964	34,700,024

GROSS PROFIT	4,715,879	4,965,332
	22.8%	12.5%
OPERATING EXPENSES
Sales and marketing	482,299	492,231
General and administrative expenses (including share-based
compensation of $182,842 and $281,441, respectively)	3,307,662	3,470,092
Depreciation and amortization	250,891	263,228

Total operating expenses	4,040,852	4,225,551

INCOME (LOSS) FROM OPERATIONS	675,027	739,781

OTHER (EXPENSE) INCOME
Interest income	2,375	3,093
Interest expense	(71,016)	(82,117)
Other income	2,496	331

Total other expense	(66,145)	(78,693)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	608,882	661,088
INCOME TAX PROVISION	23,458	177,200

NET INCOME	$585,424	$483,888

BASIC EARNINGS PER SHARE	$0.07	$0.06

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	8,995,103	8,384,008

DILUTED EARNINGS PER SHARE	$0.06	$0.06

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	9,103,160	8,442,807